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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   JANUARY 29, 1999



                       AMERICAN PRECISION INDUSTRIES INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                                   1-5601                                16-1284388
     (State or other jurisdiction                               (Commission File                        (I.R.S. Employer
         of incorporation)                                           Number)                            Identification No.)


           2777 WALDEN AVENUE, BUFFALO, NEW YORK                       14225
           (Address of principal executive offices)                  (Zip code)


                                 (716) 684-9700
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE.
          (Former name or former address, if changed since last report)




                                               Page 1 of 5 Pages

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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS.

              (a) On February 1, 1999, API ELMO AB (the "Buyer"), a newly-formed Swedish limited liability corporation which is a wholly-owned subsidiary of Registrant's subsidiary API Motion Inc., purchased the ongoing business and related assets of ELMO Industrier AB (the "Seller"), a Swedish limited liability corporation with its manufacturing and office facilities in Flen, Sweden. The Seller is a subsidiary of Vatterledens Invest AB, a privately-owned Swedish limited liability corporation with offices in Goteborg, Sweden.

                    The assets acquired included real property, inventory, machinery and equipment, accounts receivable, intercompany receivables, patents, trademarks, the trade name "ELMO," and customer and supplier contracts. Not included in the assets acquired was Seller's subsidiary, Sten Pettersons Verkstad i Eskistuna AB. Buyer assumed Seller's bank debt and certain business related payables.

                    The purchase price consisted of a net cash payment of Swedish kronor ("SEK") 169,910,000 plus the assumption of SEK 44,200,000 of bank debt. The February 1, 1999 currency exchange rate was 7.8483 kronor per U.S. dollar. The net cash payment was the sum of the gross cash purchase price of SEK 193,106,000 plus interest from January 1, 1999 through January 31, 1999 at 4-1/2% per annum (SEK 738,000) less the intercompany receivable acquired by Buyer (SEK 22,534,000) less SEK 1,400,000. At the closing, the Seller deposited SEK 10,668,000 in a short term escrow account which covers Seller's obligations with respect to representations and warranties on tax, environmental and product liability matters. Buyer will be entitled to a post-closing reduction of the purchase price if the value of the net assets acquired is less than SEK 63,904,000.

                    There are no relationships between the Seller or its affiliates and the Registrant or any of its affiliates.

                    The funds used by Buyer to pay the cash portion of the purchase price were obtained by the Registrant under its Credit Agreement with Marine Midland Bank and Fleet National Bank.

              (b) The assets acquired were used by Seller in the design and manufacture of specialty electric motors. Buyer intends to continue to use the assets for the same purpose.


ITEM 5.       OTHER EVENTS.
              -------------

              (a) Effective January 29, 1999, the Registrant amended the Rights Agreement dated as of July 24, 1998, to delete all reference to "Continuing Directors." A copy of the Amended and Restated Rights Agreement is filed herewith as an exhibit.




                               Page 2 of 5 Pages

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              (b) On January 29, 1999, the Registrant and Marine Midland Bank
and Fleet National Bank entered into the First Amendment to the Credit Agreement dated August 31, 1998. A copy of that Amendment is filed herewith as an exhibit.


ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.
              ----------------------------------

              (a)   Financial Statements of Business Acquired:

                    Any financial statements of the acquired business described in Item 2 of this Report required by this Item will be filed by amendment not later than 60 days after the date by which this Report must be filed.

              (b)   Pro Forma Financial Information:

                    Any pro forma financial information relative to the acquired business described in Item 2 of this Report will be filed by amendment not later than 60 days after the date by which this Report must be filed.

              (c)   Exhibits:

                    2. Asset Purchase Agreement by and among Vatterledens Invest AB and ELMO Industrier AB and American Precision Industries Inc. and API ELMO AB, dated January 28, 1999.

                    4(A). Amended and Restated Rights Agreement dated as of January 29, 1999, by and between American Precision Industries Inc. and American Securities Transfer & Trust, Inc., as Rights Agent.

                    4(B). First Amendment to Credit Agreement dated as of January 29, 1999, by and among American Precision Industries Inc., Marine Midland Bank and Fleet National Bank.






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                                    SIGNATURE

              Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN PRECISION INDUSTRIES INC.


                                       By: /s/ Bruce McH. Kirchner
                                          --------------------------------------
                                           Bruce McH. Kirchner
                                           Vice President and
                                           Chief Financial Officer

Date:  February 5, 1999

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                                  EXHIBIT INDEX


              The following designated exhibits are filed herewith:


          Exhibits:

                    2. Asset Purchase Agreement by and among Vatterledens Invest AB and ELMO Industrier AB and American Precision Industries Inc. and API ELMO AB, dated January 28, 1999.

                    4(A). Amended and Restated Rights Agreement dated as of January 29, 1999, by and between American Precision Industries Inc. and American Securities Transfer & Trust, Inc., as Rights Agent.

                    4(B). First Amendment to Credit Agreement dated as of January 29, 1999, by and among American Precision Industries Inc., Marine Midland Bank and Fleet National Bank.




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